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The Hudson River Trust

Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenerette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD APRIL 1, 1999 THROUGH JUNE 30, 1999

                                                                                                          Shares
                                                                                                  Purchased      Total
                                                                  Date        Shares    Price per  by Fund       Shares
Portfolio                Name of Issuer*                        Purchased    Purchased    Share     Group       Offered

AGGRESSIVE STOCK         CROWN CASTLE INTERNATIONAL CORP.       05/12/99        945,300    17.50     945,300    27,700,000
                         GOLDMAN SACHS GROUP INC.               05/03/99        128,600    53.00     565,200    69,000,000
                         NEXTLINK COMMUNICATIONS INC.           05/25/99        286,700    76.00     286,700     8,600,000
                         RCN CORPORATION                        05/26/99        499,400    39.00     499,400     8,000,000
                         REPUBLIC SERVICES INC.                 04/27/99      2,486,400   16.875   3,478,400   100,000,000

BALANCED PORTFOLIO       CLEAR CHANNEL COMMUNICATIONS INC.      05/19/99         66,700   70.625     156,900    20,000,000
                         GOLDMAN SACHS GROUP INC.               05/03/99          8,000    53.00     565,200    69,000,000
                         REPUBLIC SERVICES INC.                 04/27/99        182,000   16.875   3,478,400   100,000,000

COMMON STOCK             GOLDMAN SACHS GROUP INC.               05/03/99        410,300    53.00     565,200    69,000,000

CONSERVATIVE             CLEAR CHANNEL COMMUNICATIONS INC.      05/19/99         10,200   70.625     156,900    20,000,000
                         GOLDMAN SACHS GROUP INC.               05/03/99          1,200    53.00     565,200    69,000,000
                         REPUBLIC SERVICES INC.                 04/27/99         32,000   16.875   3,478,400   100,000,000

GROWTH & INCOME          LYONDELL CHEMICAL COMPANY              05/12/99        191,500    19.00     191,500    35,000,000
                         PEPSI BOTTLING GROUP INC.              03/30/99        368,100    23.00     368,100   100,000,000
                         REPUBLIC SERVICES INC.                 04/27/99        600,000   16.875   3,478,400   100,000,000

GROWTH INVESTORS         CLEAR CHANNEL COMMUNICATIONS INC.      05/19/99         80,000   70.625     156,900    20,000,000
                         GOLDMAN SACHS GROUP INC.               05/03/99         17,100    53.00     565,200    69,000,000
                         REPUBLIC SERVICES INC.                 04/27/99        178,000   16.875   3,478,400   100,000,000

SMALL CAP. GROWTH        2DNET                                  03/30/99          5,300    19.00       5,300    10,000,000
                         APPLIED THEORY CORPORATIONS            04/29/99          1,500    16.00       1,500     4,500,000
                         CAIS INTERNET INC.                     05/20/99          1,800    19.00       1,800     6,000,000
                         FLYCAST COMMUNICATIONS CORP.           05/04/99          1,100    25.00       1,100     3,000,000
                         INFOCURE CORPORATION                   04/21/99         28,600    26.00      28,600     3,770,000
                         INTERNET.COM                           06/25/99          3,100    14.00       3,100     3,400,000
                         ITURF INC. - CLASS A                   04/09/99          1,300    22.00       1,300     3,700,000
                         JUNO ONLINE SERVICES INC.              05/25/99          1,300    13.00       1,300     6,500,000
                         LAUNCH MEDIA                           04/23/99          1,100    22.00       1,100     3,400,000
                         ONESOURCE INFORMATION SERVICES         05/19/99         20,300    12.00      20,300     3,636,000
                         PERSISTENCE SOFTWARE INC.              06/25/99            900    11.00         900     3,000,000
                         PROXICOM INC.                          04/20/99          2,000    13.00       2,000     4,500,000
                         TUESDAY MORNING CORPORATION            04/21/99         76,700    15.00      76,700     6,600,000
                         WESCO INTERNATIONAL                    05/11/99        150,000    18.00     150,000     9,725,000
                         WORLDGATE COMMUNICATIONS INC.          04/15/99          2,300    21.00       2,300     4,500,000


          % of
        Offering                                                 Shares
        Purchased                      Purchased                  Held
      By Group (1)                       From                  06/30/1999

          3.41%          GOLDMAN SACHS & COMPANY                 1,421,100
          0.82%          GOLDMAN SACHS & COMPANY                         0
          3.33%          SALOMON SMITH BARNEY                      286,700
          6.24%          SALOMON SMITH BARNEY                      599,600
          3.48%          MERRILL LYNCH & PIERCE FENNER           2,190,600

          0.78%          MORGAN STANLEY DEAN WITTER                 80,900
          0.82%          GOLDMAN SACHS & COMPANY                         0
          3.48%          MERRILL LYNCH & PIERCE FENNER                   0

          0.82%          GOLDMAN SACHS & COMPANY                   240,300

          0.78%          MORGAN STANLEY DEAN WITTER                 12,700
          0.82%          GOLDMAN SACHS & COMPANY                         0
          3.48%          MERRILL LYNCH & PIERCE FENNER                   0

          0.55%          J.P. MORGAN                               490,000
          0.37%          MERRILL LYNCH & PIERCE FENNER             645,000
          3.48%          MERRILL LYNCH & PIERCE FENNER             600,000

          0.78%          MORGAN STANLEY DEAN WITTER                117,000
          0.82%          GOLDMAN SACHS & COMPANY                         0
          3.48%          MERRILL LYNCH & PIERCE FENNER                   0

          0.05%          GOLDMAN SACHS & COMPANY                         0
          0.03%          BEAR STEARNS & CO. INC.                         0
          0.03%          BEAR STEARNS & CO. INC.                         0
          0.04%          BT ALEX BROWN                                   0
          0.76%          ROBINSON HUMPHREY                          53,700
          0.09%          U.S. BANCORP PIPER JAFFRAY INC.                 0
          0.04%          BT ALEX BROWN                                   0
          0.02%          SALOMON SMITH BARNEY                            0
          0.03%          HAMBRECHT AND QUIST                             0
          0.56%          WILLIAM BLAIR & COMPANY                         0
          0.03%          SOUNDVIEW FINANCIAL                             0
          0.04%          FRIEDMAN, BILLINGS, RAMSEY                      0
          1.16%          MERRILL LYNCH & PIERCE FENNER                   0
          1.54%          LEHMAN BROTHERS                           177,800
          0.05%          GERARD KLAUER MATTISON                          0




* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of
1933 and offered to the public.

1) Purchases by all Alliance Funds, including the fund may not exceed:
         a) if purchased in an offering other than an eligible Rule 144A Offering, 25% of the principal amount of the offering of such class.
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